Exhibit 10.4

Execution Version

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT (this “Agreement”) is entered into as of April 22, 2022 (the “Closing Date”), by and between Banyan Overseas Limited, a limited company organized under the Laws of Bermuda (“Banyan”) and Tidewater, Inc., a Delaware corporation (“Tidewater”). Banyan and Tidewater shall be referred to in this Agreement, collectively, as the “Parties” and, individually, as a “Party.” Capitalized terms used but not defined herein will have the meanings given to such terms in the Purchase Agreement (as defined below).

WHEREAS, Banyan, Tidewater and Swire Pacific Offshore Holdings Limited, a limited company organized under the Laws of Bermuda (the “Company”), entered into that certain Share Purchase Agreement (the “Purchase Agreement”), dated as of March 9, 2022 and as amended, pursuant to which, among other things, Recipient has acquired all of the issued and outstanding shares of the Company (the “Shares”); and

WHEREAS, in connection therewith, and to effect an orderly transfer of the operation of the Company’s business, for a limited period of time following the Closing, (i) Banyan (in such capacity, “Provider”) will provide certain transition services to the Group Companies for the benefit of Tidewater (in such capacity, “Recipient”) and (ii) Tidewater (in such capacity, “Provider”) will provide certain transition services to Banyan or its Subsidiaries for the benefits of Banyan (in such capacity, “Recipient”), in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual benefits and agreements contained herein, Provider and Recipient hereby agree as follows:

Section 1.       Services; Term.

(a)    Pursuant to the terms hereof, (i) Banyan in its capacity as Provider agrees to provide, or cause its Affiliates to provide, to the Group Companies for the benefit of Tidewater in its capacity as Recipient, the services described on Exhibit A-1 and (ii) Tidewater in its capacity as Provider agrees to provide, or cause its Affiliates to provide, to Banyan or its Subsidiaries for the benefit of Banyan in its capacity as Recipient, the services described on Exhibit A-2 (the respective services described on Exhibit A-1 or Exhibit A-2, as applicable, the “Services”), for the period beginning as of the Closing Date until the date indicated with respect to such Services on Exhibit A-1 or Exhibit A-2, as applicable, but in no event shall such date be later than six months after the Closing Date, unless such other date is mutually agreed upon by the Parties (the “Term”); provided, however, that to the extent that a Provider’s ability to provide a Service is dependent on the continuation of Support by Recipient or its Affiliates (and such dependence has been made known to Recipient), the Provider’s obligation to provide such dependent Service shall terminate automatically with the termination of such Support; provided, further, that each Recipient shall use its commercially reasonable efforts in good faith to transition itself to a stand-alone entity with respect to each applicable Service as soon as possible at or prior to the end of the period for such Service set forth in the relevant Exhibit hereto. Nothing in this Agreement shall be construed to obligate a Provider to provide or cause to be provided any services other than its respective Services (subject to Section 1(b)) or to provide any Services prior to the Closing Date.

(b)    If, after the Closing Date, Recipient determines that it requires a service that was conducted by Provider or its Affiliates in connection with the operation of the Business prior to the Closing Date, and such service is not set forth on Exhibit A-1 or Exhibit A-2, as applicable, then the Parties shall negotiate in good faith to agree to the terms and conditions upon which such services would be added to this Agreement and Exhibit A-1 or Exhibit A-2, as applicable, including the incremental fees and termination date with respect to such additional services. Any such additional services so provided by Provider shall constitute Services under this Agreement and be subject in all respects to the provisions of this Agreement as if fully set forth on Exhibit A-1 or Exhibit A-2, as applicable, as of the date hereof.

(c)    Provider represents, warrants and agrees that it will perform, or will cause to be performed, the Services (i) in good faith, (ii) in accordance with applicable Law and (iii) in a manner that is substantially similar in nature, timing and quality to the manner in which the actions comprising the Services were previously performed by Provider (or the Group Companies, where Recipient is Banyan or its Affiliates) or its Affiliates with respect to Recipient during the period prior to the Closing Date.

(d)    Recipient hereby authorizes Provider to exercise such powers with respect to the ordinary and usual functions associated with the Services as may be necessary or appropriate for the performance of the Services under this Agreement, subject to any reasonable direction by Recipient to Provider with respect to such matters.

(e)    Subject to Section 1(f) below, Provider agrees to assign sufficient resources and qualified personnel as are reasonably required to perform the Services.

(f)    Provider may engage one or more subcontractors to perform any of the Services. Any Affiliates or subcontractors used to provide Services must be bound in writing by non-use, non-disclosure, and security obligations with respect to confidential information at least as protective as those that bind Provider under the terms of the Confidentiality Agreement. Provider shall pay all costs and expenses attributable to any subcontractors and shall be entitled to be reimbursed by Recipient for such costs and expenses. Provider remains responsible for the performance of each such subcontractor in accordance with this Agreement as if the subcontractor were Provider.

(g)    Except as expressly set forth herein, the Parties acknowledge and agree that the Services are provided as-is, that each Recipient assumes all risks and liability arising from or relating to its use of and reliance upon the Services and each Provider makes no representation or warranty with respect thereto. EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PROVIDER HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES REGARDING THE SERVICES, WHETHER EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY IN REGARD TO QUALITY, PERFORMANCE, NONINFRINGEMENT, COMMERCIAL UTILITY, MERCHANTABILITY OR FITNESS OF THE TRANSITION SERVICES FOR A PARTICULAR PURPOSE.

(h)    Each Party hereto shall be responsible for its own compliance with any and all Laws applicable to its performance under this Agreement. No Party will take any action in violation of any such applicable Law that would reasonably be likely to result in liability being imposed on the other Party.

(i)    Notwithstanding anything to the contrary contained in this Agreement or in any Exhibit hereto, none of each Provider or any of its Affiliates, or any of their respective Representatives, shall be obligated to provide, or shall be deemed to be providing, any legal, financial, accounting or tax advice to Recipient or any of its Affiliates, or any of their respective Representatives or to the Group Companies, pursuant to this Agreement or any Exhibit hereto, as part of or in connection with the Services provided hereunder or otherwise.

(j)    Notwithstanding anything to the contrary contained in this Agreement or in any Exhibit hereto, none of Provider, its Affiliates, or any of their respective Representatives shall be obligated, pursuant to this Agreement or any Exhibit hereto, as part of or in connection with the Services provided hereunder, as a result of storing or maintaining any data referred to herein or in any Exhibit hereto, or otherwise, to prepare or deliver any notification or report to any Governmental Authority or other Person on behalf of any Recipient or any of its Affiliates, or any of their respective Representatives or the Group Companies.

(k)    Notwithstanding anything to the contrary set forth herein, (i) Banyan, as Provider, shall not be required to provide or cause to be provided any Services for use in, and T, as Recipient, shall not use any Services in, any business other than the Business as conducted by the Group Companies, and (ii) the Services shall be available to Tidewater, as Recipient, only for purposes of conducting the Business as conducted by the Group Companies substantially in the manner the Business was conducted prior to the Closing Date.

Section 2.       Compensation. During the Term, Recipient shall pay to Provider subject to Section 6(b), a cash fee for each Service in the amount set forth on Exhibit A-1 or Exhibit A-2, as applicable, with respect to such Service (collectively, the “Service Fees”). In addition to any such fee indicated on Exhibit A, Recipient shall be obligated to reimburse Provider for all reasonable and documented out-of-pocket costs and expenses incurred by Provider in connection with the provision of the Services, including expenses relating to third-party service providers retained by Provider or its Affiliates pursuant to Section 1(f) in connection with the provision of the Services, but excluding expenses relating to hourly or salaried employees of Provider and its Affiliates (the “Expenses”). Any Expenses in excess of $2,000 per month shall require pre-approval by Recipient. For the avoidance of doubt, Expenses does not include the overhead of Provider or its Affiliates (other than as specified above relating to third-party service providers). Provider shall issue monthly invoices for Services to Recipient covering (i) the Service Fees attributable to the prior calendar month and (ii) the Expenses incurred during the period of time beginning on the Closing Date or the date the previous invoice was issued (as applicable) and ending on the date that is one day prior to the date that the then-current invoice is issued to Recipient. All undisputed invoices (including any undisputed portions of invoices that are disputed in part) for Services shall be paid within thirty (30) days of Recipient’s receipt of such invoice. Each invoice shall be subject to audit by Recipient at Recipient's sole cost and expense, within sixty (60) days following receipt of such invoice. Recipient agrees that the Service Fees exclude any Taxes required to be paid in connection with this Agreement. All Taxes imposed by Law in connection with this Agreement shall be collected from Recipient by Provider and remitted by Provider to the appropriate taxing jurisdictions unless Recipient issues Provider, as required by applicable Law, either (A) a valid certificate or other evidence of non-taxability or (B) evidence of direct payment authorization by Recipient. Notwithstanding the foregoing, to the extent that the amount of any Service Fees or Expenses are disputed in good faith in accordance with this Agreement, Recipient shall not be obligated to pay Provider such amounts until final resolution of such disputes in accordance with this Agreement. During the term of this Agreement, the amount of a Service Fee for any Services (or category of Services, as applicable) shall not increase, except to the extent that there is a documented increase after the date hereof in the rates or charges imposed by any provider on an arm’s length basis that is providing goods or services used by Provider in providing the Services (or category of Services, as applicable) (as compared to the rates or charges underlying a Service Fee).

Section 3.       Information and Access.

(a)    In order to enable the provision of the Services by Provider, Recipient agrees that it shall provide to Provider’s and its Affiliates’ employees and any third-party service providers or subcontractors who provide Services, at no cost to Provider, access to and use of the necessary facilities, assets, employees and books and records of Recipient and its Affiliates, in all cases to the extent necessary for Provider to fulfill its obligations under this Agreement (all such access, use and support, “Support”). In connection with providing such access, Provider shall, and shall cause its Affiliates and its and their personnel and representatives to, abide by all applicable polices, rules and procedures of which Recipient has notified Provider.

(b)    In furtherance of and not in limitation of the foregoing, as of the date hereof, except as expressly set forth herein or required in connection with the performance of or delivery of a Service, Buyer and its Affiliates (including the Group Companies) shall cease to use and shall have no further access to, and Seller and its Affiliates shall have no obligation to otherwise provide, the owned or licensed computer software, networks, hardware or technology of Seller and its Affiliates and shall have no access to, and Seller and its Affiliates shall have no obligation to otherwise provide, computer-based resources that require a password or are available on a secured access basis. From and after the date hereof, Buyer and its Affiliates (including the Group Companies) shall cause all of their personnel having access to the computer software, networks, hardware, technology or computer based resources of Seller or its Affiliates in connection with the performance, receipt or delivery of a Service to comply with all security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of Seller and its Affiliates (of which Seller or its Affiliates provide Buyer notice). Buyer shall ensure that such access shall be used by such personnel only for the purposes contemplated by, and subject to the terms of, this Agreement. The Parties agree to use their respective reasonable best efforts to cooperate and fully implement this paragraph promptly.

Section 4.       Defaults; Limitation of Liability; Indemnification.

(a)    Subject to Section 4(b), it shall constitute a default on behalf of Recipient (a “Recipient Default”) if Recipient fails to timely pay any undisputed invoiced Service Fee or Expense provided pursuant to this Agreement in accordance with the provisions of Section 2, which failure continues for at least ten (10) days following receipt of written notice to Recipient that such amount is past due. A Recipient Default shall not be deemed to have occurred for as long as Recipient is disputing such Service Fee and/or Expense in good faith.

(b)    Upon the occurrence of a Recipient Default, Provider may, at its option, subject to the cure period as specified in Section 4(a) above and immediately thereafter upon the delivery of written notice thereof to Recipient, suspend all or any portion of the provision of Services for which payment is outstanding, until such time as the Recipient Default is cured and all amounts owing to Provider under this Agreement for such suspended Services is paid in full. THE REMEDIES SET FORTH IN THIS SECTION 4(b) SHALL BE THE EXCLUSIVE REMEDIES OF PROVIDER IN THE EVENT OF A RECIPIENT DEFAULT.

(c)    Subject to Section 4(d), it shall constitute a default on behalf of Provider (a “Provider Default”) if Provider fails to provide, or cause its Affiliates to provide, a Service to Recipient or its assignee in breach of the terms and conditions of this Agreement, or provides, or causes its Affiliates to provide, a Service to Recipient in a manner that breaches the terms and conditions of this Agreement, including the standard of performance in Section 1(c), which failure continues for at least twenty (20) days following receipt of written notice to Provider. For the avoidance of doubt, no Provider Default shall be deemed to have occurred in the event Provider fails to provide a Service in connection with a Recipient Default.

(d)    Upon the occurrence of a Provider Default, Recipient may, at its option and without limiting its right to seek indemnification from Provider under Section 4(f), subject to the cure period as specified in Section 4(c) above and immediately thereafter upon the delivery of written notice thereof to Provider, (i) require Provider to perform or re-perform (as applicable) the Services that constituted the basis of such Provider Default (the “Deficient Services”), and/or (ii) withhold the portion of the fees and reimbursements otherwise payable under Section 2 that are allocable to such Deficient Services. SUBJECT TO SECTION 4(f), THE REMEDIES SET FORTH IN THIS SECTION 4(d) SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF RECIPIENT OR ITS ASSIGNS IN THE EVENT OF A PROVIDER DEFAULT.

(e)    Notwithstanding Section 1, no Provider shall have any liability in contract, tort or otherwise, for or in connection with any Services rendered or to be rendered by such Provider, its Affiliates or Representatives (each, a “Provider Indemnified Party”) pursuant to this Agreement, the transactions contemplated by this Agreement or any Provider Indemnified Party’s actions or inactions in connection with any such Services, to Recipient or its Affiliates or Representatives, except to the extent that Recipient or its Affiliates or Representatives suffer a Loss that results from such Provider Indemnified Party’s willful breach of this Agreement, gross negligence or willful misconduct in connection with the provision of any such Services, transactions, actions or inactions. Except in the case of Fraud, in no event shall any Party have any liability under any provision of this Agreement for any damages, liabilities or other losses other than Losses (except to the extent such other damages, liabilities or losses are awarded to a third party). The aggregate liability and indemnification obligations of any Party and its Provider Indemnified Parties (in each case, in connection with the provision of Services by such Party and its Provider Indemnified Parties) with respect to this Agreement, the Services or the transactions contemplated hereby shall not exceed, in the aggregate, two times (2x) the aggregate amount of Service Fees paid hereunder to such Party.

(f)    Subject to the limitations set forth in Section 4(e), Provider shall indemnify, defend and hold harmless Recipient and its Affiliates and each of their respective Representatives (collectively, the “Recipient Indemnified Parties”) from and against any and all Losses of the Recipient Indemnified Parties relating to, arising out of or resulting from the willful breach of this Agreement, gross negligence or willful misconduct of Provider or its Affiliates or any third party that provides a Service to Recipient pursuant to Section 1(f) in connection with the provision of, or failure to provide, any Services to Recipient.

(g)    Each Recipient shall indemnify and hold harmless each relevant Provider Indemnified Party from and against any Losses, and reimburse each relevant Provider Indemnified Party for all reasonable expenses as they are incurred, whether or not in connection with pending litigation and whether or not any Provider Indemnified Party is a Party, to the extent caused by, resulting from or in connection with any of the Services rendered or to be rendered by or on behalf of such Provider pursuant to this Agreement, the transactions contemplated by this Agreement or such Provider’s actions or inactions in connection with any such Services or transactions; provided that such Recipient shall not be responsible for any Losses for which Provider is required to indemnify a Recipient Indemnified Party pursuant to Section 4(f).

(h)    The provisions of Section 10.5, 10.6, 10.7 and 10.11 of the Purchase Agreement shall govern claims for indemnification under this Agreement, mutatis mutandis.

(i)    Nothing contained in this Section 4 shall limit or alter the obligation of any Party to indemnify any other Party pursuant to the Purchase Agreement with respect to matters that do not arise from the provision of Services hereunder; provided that no Party, collectively with its Affiliates, shall obtain duplicative recoveries.

Section 5.       Force Majeure.

(a)    If any Party is rendered unable, wholly or in part, by Force Majeure to carry out its obligations under this Agreement, then a delay or failure by such Party in the performance of any of its obligations, if and to the extent the Party takes commercially reasonable measures to mitigate the effect of such delay or failure and the delay or failure cannot be attributable to failure or default of the Party to comply with its obligations hereunder, shall not constitute a default hereunder or give rise to any claim for damages hereunder during the period the Force Majeure is in effect, but only to the extent such delay or failure is caused by the Force Majeure and only to the extent the Party resumes performance as soon as reasonably possible after conclusion of the Force Majeure. “Force Majeure” as employed herein means acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, sabotage, wars, blockades, insurrections, riots, pandemics or epidemics, landslides, lightning, earthquakes, fires, storms, storm warnings, floods, washouts, hurricanes, arrests and restraints of governments and people, either federal or state, civil or military, civil disturbances, explosions, breakage or accident to equipment, or machinery, any legislative, governmental or judicial actions which are resisted in good faith, national or regional emergencies, and any other causes, whether of the kind herein enumerated or otherwise, not within the control of the Party claiming suspension and which by the exercise of due diligence such Party could not have prevented; provided that the COVID-19 pandemic shall not be treated as Force Majeure, but any actions taken by a Governmental Authority in response thereto after the date hereof (e.g., orders requiring the closure of facilities or suspension of shipping) shall be Force Majeure. The Party claiming Force Majeure shall give notice and particulars in reasonable detail of such Force Majeure in writing to the other Party as soon as practicable after the occurrence of the cause relied on and shall keep the other Party reasonably informed of the date such Party reasonably expects the Force Majeure to cease.

(b)    During the period in which Provider is claiming Force Majeure, Recipient shall not be required to pay the Service Fee or any related Expenses for any Services that are the subject of the Force Majeure.

(c)    The Term of this Agreement with respect to any applicable Service so suspended shall be automatically extended for a period of time equal to the time lost by reason of the suspension contemplated in Section 5(a); provided, however, that in no event shall Provider be obligated to provide any Services after twelve (12) months from the Closing Date.

Section 6.       General Provisions.

(a)    This Agreement shall terminate as of (i) the last day of the Term or (ii) such earlier date as may be specified by a Recipient in a written termination notice provided to Provider no later than ten (10) Business Days prior to such specified date; provided, however, that a termination pursuant to clause (ii) shall only effect a termination of this Agreement with respect to such Recipient’s receipt of its respective Services. Subject to the immediately succeeding sentence, upon the termination in full of this Agreement, this Agreement shall be of no further force and effect, except as to obligations accrued and Services performed prior to the date of such termination and with respect to any dispute, claim, controversy, or cause of action arising out of or relating in any way to this Agreement, whether based on contract, tort, statutory law, at common law, or in equity (“Dispute”) between the Parties. Notwithstanding anything herein to the contrary, Sections 4(e), 4(f), 4(g), 4(h), 4(i) and this Section 6 shall survive the termination of this Agreement.

(b)    Recipient may terminate its right to receive all or any Category (as defined in Exhibit A) of Services to the extent not yet performed upon not less than ten (10) Business Days’ written notice to Provider (unless otherwise provided on Exhibit A-1 or Exhibit A-2) setting forth the Category(ies) of Service(s) Recipient desires to terminate and the date on which the termination of such Category(ies) of Service(s) shall be effective (each, a “Termination Date”). Upon termination of any Category of Services pursuant to this Section 6(b), any Service Fee payable to Provider shall be reduced by the amount attributed to such terminated Category of Services. Any corresponding Service Fee reduction pursuant herein shall take effect immediately after the applicable Termination Date. For the avoidance of doubt, Recipient shall still be responsible for and shall pay to Provider within ten (10) Business Days of an applicable Termination Date any Service Fee and related Expenses for applicable Services performed prior to the applicable Termination Date.

(c)    This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that neither Party will assign its rights or delegate any or all of its obligations under this Agreement without the express prior written consent of the other Party hereto.

(d)    This Agreement, the Purchase Agreement and the other Related Agreements, the Confidentiality Agreement, and the Annexes, Schedules and Exhibits hereto and thereto, contain the entire agreement between the Parties with respect to the subject matter hereof, and there are no agreements, understandings, representations or warranties between the Parties other than those set forth or referred to herein. Except for Section 4, which is intended to benefit, and to be enforceable by, any of the indemnified parties thereunder, this Agreement is not intended to confer upon any Person not a party hereto (and their successors and assigns) any rights or remedies hereunder.

(e)    This Agreement may not be modified or amended except by an instrument or instruments in writing signed by all Parties hereto. A Party hereto may, only by an instrument in writing, waive compliance by the other Party hereto with any term or provision of this Agreement on the part of such other Party hereto to be performed or complied with. No waiver by any Party hereto of any condition or any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any Party, and no course of dealing between the Parties, shall constitute a waiver of any such right, power or remedy.

(f)    This Agreement, the relationship between the Parties created by this Agreement, and any dispute, claim or controversy thereunder shall be governed by and construed in accordance with the Laws of the State of New York without giving effect to the principles of conflict of laws thereof.

(g)    Each of the Parties (i) irrevocably agrees that the state or federal courts, as appropriate, in New York County of the State of New York shall have exclusive jurisdiction over all Actions (whether in contract or tort, at law or in equity or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), and irrevocably submits to the jurisdiction of the said courts for the purposes of this Section 6(g), (ii) irrevocably agrees that service of process, summons, notice or document by registered mail addressed to them at their respective addresses provided in Section 6(j) shall be effective service of process against it for any such Action brought in any such court, and (iii) waives, to the fullest extent permitted by applicable Law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Action in any such court. Each of the Parties hereby agrees that a final judgment in any action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable.

(h)    EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES AND AGREES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(h).

(i)    If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner so that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(j)    All notices and other communications to be given to any Party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service or three days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or when received in the form of an electronic mail and shall be directed to the address or e-mail address set forth below (or at such other address or e-mail address as such Party shall designate by like notice):

(i)        If to Banyan:

c/o Swire Pacific Limited

33/F, One Pacific Place

88 Queensway, Admiralty, HKSAR

Attention: Company Secretary

Email: [Personal Information Redacted]

with a copy to (which shall not constitute notice):

Holland & Knight LLP

31 West 52nd St.

New York, New York 10019

Attention:         Arman J. Kuyumjian

Email: [Personal Information Redacted]

(ii)        If to Tidewater:

842 West Sam Houston Parkway North, Suite 400

Houston, TX 77024

Attention: Daniel A. Hudson, Executive Vice President, General Counsel and Secretary

Email: [Personal Information Redacted]

with a copy to (which shall not constitute notice):

Vinson & Elkins LLP

845 Texas Avenue, Suite 4700

Houston, TX 77002

Attention:         Stephen M. Gill

                           Michael S. Telle

                          John J. Michael

Email:               [Personal Information Redacted]

(k)    Banyan and Tidewater shall each act solely as independent contractors, and nothing herein shall at any time be construed to create the relationship of employer and employee, partnership, fiduciary, principal and agent, broker or finder, or joint venturers as between Banyan and Tidewater. All labor matters relating to employees of any Party or its affiliates (including, without limitation, employees involved in the provision of the Services) shall be within the exclusive control of such Party, and the other Party shall not have any responsibility with respect to such matters. Employees and representatives of Provider providing Services hereunder shall not be deemed to be employees or representatives of Recipient. Except as expressly provided herein, neither Party shall have any right or authority, and shall not attempt to enter into any contract, commitment or agreement or incur any debt or liability of any nature, in the name of or on behalf of the other.

(l)    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be considered one and the same agreement. Any facsimile or electronic copies hereof or signatures hereon shall, for all purposes, be deemed originals.

(m)    The Section headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections contained herein mean Sections of this Agreement unless otherwise stated.

(n)    Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the foregoing in any respect.” The words “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular Section in which such words appear. The words “this Section” and “this subsection” and words of similar import refer only to the Section or subsection hereof in which such words occur. All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP as interpreted as of the Closing Date. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “shall” and “will” are used interchangeably throughout this Agreement and shall accordingly be given the same meaning, regardless of which word is used. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

(o)    Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement shall in any way amend or supersede the express provisions set forth in the Purchase Agreement or any of the other Related Agreements, and the terms and provisions thereof shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on and as of the Closing Date.

BANYAN OVERSEAS LIMITED

By:	/s/ Martin James Murray
Name: Martin James Murray
Title: Director

TIDEWATER INC.

By:	/s/ Daniel A. Hudson
Name: Daniel A. Hudson
Title: Executive Vice President, General Counsel & Secretary

Signature Page to Transition Services Agreement

EXHIBIT A-1

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit A-1 – Page 1

EXHIBIT A-2

Omitted pursuant to Item 601(a)(5) of Regulation S-K.

Exhibit A-2 – Page 1